EXHIBIT 4.3.16C

                            AMENDMENT NUMBER 2 TO THE
                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                           GENERAL COMMUNICATION, INC.


                  THIS AMENDMENT is made this 29th day of November, 2001, by General Communication, Inc., a corporation having its principal place of business at Anchorage, Alaska (subsequently called "Company").

                                    RECITALS

                  A. The Company entered into and executed the Qualified Employee Stock Purchase Plan of General Communication, Inc. (the "Plan") effective January 1, 1997.

                  B. Section 11.6 of the Plan provides in part as follows:

                  "At any time of the Company may amend this Plan and Trust by action of its Board of Directors . . . ."

                  C. The Company now desires to amend the Plan and Trust.

                                    AMENDMENT

                  NOW THEREFORE, the Company does amend the Plan as follows:

                  1. Effective April 1, 2001, Section 10.7 is amended to change the last sentence as follows:

                  For voting purposes, each Participant shall be credited with his pro rata portion (including fractional shares) of the Qualifying Employer Securities allocated to his account which are not encumbered. Each Participant shall be entitled to vote the pro rata portion of Qualifying Employer Securities allocable to him under the preceding sentence.

                  2. Any inconsistent provisions of the Plan shall be read consistent with this Amendment.

                  3. Except as amended above, the Company hereby affirms and readopts each and every other provision of the plan and trust.


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                  4.      Except as otherwise provided above, the effective date
                          of this Amendment shall be April 1, 2001.

                  IN WITNESS WHEREOF, General Communications, Inc. has executed this Amendment by its duly authorized officers as of the date first set forth above.


                                                  General Communication, Inc.


                                                  By: /s/
                                                      President

ATTEST:

By: /s/
    Secretary


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